Exhibit 99.1

MAY 04, 2022 / 8:30PM, STAA.OQ - Q1 2022 STAAR Surgical Co Earnings Call

C O R P O R A T E P A R T I C I P A N T S

Brian Moore STAAR Surgical Company - VP of Investor, Media Relations & Corporate Development

Caren L. Mason STAAR Surgical Company - CEO, President & Director

Patrick F. Williams STAAR Surgical Company - CFO

C O N F E R E N C E C A L L P A R T I C I P A N T S

Andrew Frederick Brackmann William Blair & Company L.L.C., Research Division - Associate

Christopher Cook Cooley Stephens Inc., Research Division - MD

David Joshua Saxon Needham & Company, LLC, Research Division - Senior Analyst

Ryan Benjamin Zimmerman BTIG, LLC, Research Division - MD & Medical Technology Analyst

William John Plovanic Canaccord Genuity Corp., Research Division - Analyst

Zachary Ross Weiner Jefferies LLC, Research Division - Equity Associate

P R E S E N T A T I O N

Operator

Good day, ladies and gentlemen. Thank you for standing by. Welcome to STAAR Surgical First Quarter Financial Results Conference Call. (OperatorInstructions) This call is being recorded today, Wednesday, May 4, 2022.

At this time, I would like to turn the conference over to Mr. Brian Moore, Vice President, Investor, Media Relations & Corporate Development, atSTAAR Surgical. Please go ahead.

Brian Moore - STAAR Surgical Company - VP of Investor, Media Relations & Corporate Development

Thank you, operator, and good afternoon, everyone. Thank you for joining us on the STAAR Surgical conference call this afternoon to discuss thecompany's financial results for the first quarter ended April 1, 2022. On the call today are Caren Mason, President and Chief Executive Officer; andPatrick Williams, Chief Financial Officer.

The press release of our first quarter results was issued just after 4:00 p.m. Eastern Time and is now available on STAAR's website at www.staar.com.

Before we begin, let me quickly remind you that during the course of this conference call, the company will make forward-looking statements. Wecaution you that any statement that is not a statement of historical fact is a forward-looking statement. This includes remarks about the company'sprojections, expectations, plans, beliefs and prospects. These statements are based on judgment and analysis as of the date of this conference calland are subject to numerous important risks and uncertainties that could cause actual results to differ materially from those described in theforward-looking statements. The risks and uncertainties associated with the forward-looking statements made in this conference call and webcastare described in the safe harbor statement in today's press release as well as STAAR's public periodic filings with the SEC. Except as required bylaw, STAAR assumes no obligation to update these forward-looking statements to reflect future events or actual outcomes and does not intendto do so.

In addition, to supplement the GAAP numbers, we have provided non-GAAP adjusted net income and adjusted earnings per share and sales inconstant currency. We believe that these non-GAAP numbers provide meaningful supplemental information and are helpful in assessing ourhistorical and future performance. A table reconciling the GAAP information to the non-GAAP information is included in today's press release.

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Exhibit 99.1

MAY 04, 2022 / 8:30PM, STAA.OQ - Q1 2022 STAAR Surgical Co Earnings Call

Following our prepared remarks, we will open the line to questions from publishing analysts. (Operator Instructions) We thank everyone in advancefor their cooperation with this process.

And with that, I would now like to turn the call over to Caren Mason, President and CEO of STAAR.

Caren L. Mason - STAAR Surgical Company - CEO, President & Director

Thank you, Brian. Good afternoon, everyone, and thank you for joining us on today's call. The first quarter results we reported today representanother quarter of record sales, record ICL units and profitable growth as we successfully raise awareness and enthusiasm for the visual freedomprovided by our EVO family of lenses. We're particularly excited about the enthusiastic adoption by surgeons first to be trained in the U.S. followingrecent FDA approval of our EVO family of lenses for myopia. The first U.S. EVO patient implants occurred within days after approval.

We enjoyed a strong commercial introduction of our EVO lenses less than 2 weeks ago at the largest industry trade show in the U.S., ASCRS. AtASCRS, we shared for the first time the safety and effectiveness of the EVO lenses achieved during the pivotal trial. Surgeon enthusiasm throughoutthe trade show was palpable. The case for EVO and STAAR as the first choice for refractive vision correction by our surgeon customers, consumerpatients and investors continues to grow stronger.

For the first quarter of 2022, global ICL unit growth was up 26% year-over-year. By geography, we achieved strong ICL unit growth in China up37%, Japan up 35%, India up 34%, Asia Pacific distributor markets up 43% and Latin America, up 41%, all as compared to the prior year quarter.

At the end of March and subsequent to the end of the first quarter, China, the largest refractive market globally and also our largest market, beganto implement COVID-related lockdowns in multiple cities, resulting in a delay of refractive surgeries in various provider locations in China. In otherparts of China, refractive surgeries have continued. Overall, shipments of EVO lenses to China have remained robust as our distributor seeks tobuild inventory in anticipation of the peak summer implant season. Our China STAAR team continues to work in person, where possible, andvirtually in cities that are locked down.

As some of you may recall, we and our surgeon customers have demonstrated flexibility and the ability to successfully navigate previous COVID-relatedpauses, which is also our goal during this current period. Based on our global demand forecast, including projected release of remaining backloglenses, we are today reaffirming our previously provided outlook for annual sales. For fiscal 2022, we continue to anticipate approximately $295million in net sales, which represents year-over-year growth of 28%.

Turning to the U.S. The data from our EVO prospective pivotal trial supported the clinical evidence and clinical experience surgeons have reportedglobally. As previously announced in March, we are absolutely thrilled. We achieved FDA approval for our EVO family of myopia lenses for the U.S.

Our team is energized by refractive surgeon enthusiasm in anticipation of offering the EVO lenses to their patients. For example, 1 prominentsurgeon in the U.S. complemented our team at the recently held ASCRS Congress in Washington, D.C. He practices in a very large market in theU.S. and credited our consumer patient outreach for his upcoming surgery schedule consisting of 50% of his procedures being EVO versus laservision correction. He was amazed by this early uptake as this is just the beginning of a multipronged approach to properly attracting patients tosurgeons offering our EVO lenses. We believe it does bode very well for our ability to reach patients in the second largest refractive surgery marketin the world.

Our medical monitor for the U.S. EVO pivotal trial, Dr. Mark Packer, recently presented the clinical trial data at the American Society of Cataract andRefractive Surgery Annual Meeting in Washington, D.C.

Key findings from 629 eyes of 327 subjects implanted with EVO lenses in the trial were as follows: with regard to safety, no eyes experienced pupillaryblock, and there were no instances of interior subcapsular cataract; conclusion, the central port design of EVO lenses functions effectively to allowphysiologic flow of aqueous and prevent pupillary block, thus eliminating the requirement for preoperative peripheral iridotomies. With regardto effectiveness, outcomes at 6 months post operatively were as follows: 98.9% of eyes were within plus or minus 1 diopter of target; 98.5% of eyesachieved postoperative corrected distance visual acuity, CDVA, at 6 months, equal to or better than preoperative CDVA.

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Exhibit 99.1

MAY 04, 2022 / 8:30PM, STAA.OQ - Q1 2022 STAAR Surgical Co Earnings Call

We believe, based on the data from our U.S. clinical trial and more than 100 clinical papers supporting the safety and/or efficacy of EVO lenses andthe commercial success of the now more than 1.5 million EVO lenses implanted outside the U.S. that EVO is a phenomenal, game-changing product.EVO lenses offer patients visual freedom from glasses and contact lenses, excellent vision day and night, no dry eye syndrome, no corneal reshapingand are removable if desired, along with other benefits.

For our surgeon customers, particularly in countries such as the U.S., where laser vision correction has declined, EVO lenses offer the opportunityto grow the number of refractive procedures to previous peak levels and beyond with high levels of patient satisfaction and minimal investment.We believe STAAR's investments in clinical evidence, consumer awareness and customer partnerships in the U.S. will continue the elevation of EVOto a premium and primary refractive vision correction solution for a wide range of patients as it has successfully demonstrated in leading refractivemarkets globally.

With the approval of our EVO family of myopia lenses in the U.S., an estimated 100 million U.S. adults ages 21 to 45 with myopia in the range ofminus 3 diopters and minus 20 diopters are now potential candidates for EVO.

A few highlights from the initial few weeks of our U.S. EVO commercial launch include: EVO surgeon training and certification has already beencompleted for more than 100 doctors, new practice support tools are in the hands of certified surgeons and their staff, new and exciting patientconsult tools and brochures have been distributed and the new EVO website in the U.S. was launched on April 18. The initial stages of a growingmulti-city, multichannel digital advertising and public relations campaign are underway with the goal of increasing EVO awareness and drivingconsumer desirability. The campaign will include EVO display, search engine marketing, Instagram, YouTube, Facebook, TikTok, Snapchat, connectedstreaming TV and audio podcast. In the near future, our first U.S. celebrity EVO brand ambassador will be implanted with EVO lenses.

The STAAR team globally is focused on making fiscal 2022 another year of record commercial and financial progress. We are particularly proudthat we are continuing to achieve high levels of sales growth while also growing our company in a responsible manner with profitability and is agood corporate citizen. We recently issued our third annual sustainability report in April. The report highlights our commitment to a culture ofquality, employee well-being, diversity and inclusion, our growing philanthropy and community service efforts and partnerships and our effortsto reduce our impact on the environment.

The case for STAAR and EVO as the first choice to refractive vision correction by our surgeon customers, consumer patients and investors is indeedgrowing stronger. Patrick?

Patrick F. Williams - STAAR Surgical Company - CFO

Thank you, Caren, and good afternoon, everyone. Total net sales for Q1 2022 were $63.2 million, up 25% as compared to the $50.8 million of netsales in Q1 2021 and up 7% on a sequential basis from Q4 2021. The year-over-year increase in net sales was primarily attributable to a 26% increasein ICL sales. ICL sales represented 92% of total company net sales for the first quarter of 2022 similar to the year ago quarter in which ICL salesrepresented 92% of total company net sales. We continue to expect other product sales will be approximately 5% of total company net sales forfiscal 2022.

As Caren mentioned, our outlook for fiscal 2022 net sales remains unchanged at approximately $295 million. We expect net sales for Q2 to beapproximately $80 million. Gross profit for Q1 2022 was $49.3 million or 77.9% of net sales as compared to gross profit of $39.1 million or 77.1% ofnet sales for Q1 2021 and $45 million or 76.3% of net sales for Q4 2021. The 80 basis point increase in gross margin as compared to Q1 2021 isprimarily due to geographic and product mix and decreased period costs associated with manufacturing projects. The 160 basis point sequentialincrease in gross margins from the fourth quarter is due to the higher ICL sales mix in Q1 2022, geographic mix of sales and a decrease in periodcost of manufacturing projects. For fiscal year 2022, we continue to expect gross margin to be approximately 77% of net sales.

Moving down the income statement. Total operating expenses for Q1 2022 were $37.2 million as compared to $31.7 million in Q1 2021 and $37.6million for Q4 of 2021. Operating expenses for Q1 '22 were approximately $3.3 million lower than planned primarily due to a shift in marketingexpenses to Q2, Q3 and Q4 related to the timing of our U.S. EVO approval.

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Exhibit 99.1

MAY 04, 2022 / 8:30PM, STAA.OQ - Q1 2022 STAAR Surgical Co Earnings Call

Taking a closer look at the components of operating expenses, G&A expense for Q1 2022 was $11.9 million compared to $10.2 million for Q1 2021and $11.5 million for Q4 of 2021. The year-over-year increase in G&A is due to increased facilities costs and compensation-related expenses. Thesequential increase from Q4 2021 was due to increased facility cost to allow expansion and scalability of our manufacturing operations to supportsales growth. We continue to expect G&A expense to be approximately $13 million to $14 million per quarter for the balance of fiscal 2022.

Selling and marketing expense was $17.3 million for Q1 2022 compared to $13.2 million for Q1 2021 and $17.1 million for Q4 2021. The increasein sales and marketing expense from the prior year was due to increased advertising and promotional expenses and compensation-related expenses.We now expect selling and marketing expenses as a percent of sales to represent approximately 32% to 34% per quarter for the balance of fiscal2022 and to be at the higher end of this range in Q2 and Q3 to support sales during our busiest quarters and reflecting the timing of U.S. marketinginvestments following FDA approval of our EVO lenses in the U.S.

Research and development expense was $7.9 million in Q1 2022 compared to $8.3 million for Q1 2021 and $9.1 million for Q4 2021. The year-over-yeardecrease in R&D is due to lower U.S. EVO clinical trial expenses which were partially offset by an increase in compensation-related expenses. Thesequential decrease in R&D is primarily due to lower compensation-related expenses. We now expect R&D expense based on the timing ofinvestments to be approximately $11 million per quarter for the balance of fiscal 2022.

Operating income in Q1 2022 was $12.1 million and 19.1% of net sales as compared to $7.5 million or 14.7% of net sales for Q1 2021. Approximatelyhalf of the $4.6 million increase in Q1 2022 operating income is due to the timing of U.S. EVO marketing investments that will now occur in Q2 andQ3 due to FDA approval occurring at the end of the first quarter, on March 25.

For fiscal year 2022, we continue to expect operating margin will be similar to the 14.5% of fiscal 2021 as anticipated leverage on G&A and R&Dexpenses is offset by higher sales and marketing investments targeted at building EVO awareness and market share globally. Net income in Q12022 was $9.6 million or $0.19 per diluted share compared to net income of $5 million or $0.10 per share in Q1 2021. On a non-GAAP basis, adjustednet income for Q1 2022 was $14.4 million or $0.29 per diluted share compared to adjusted net income of $9.6 million or $0.20 per diluted share inQ1 2021.

For fiscal 2022, subject to no significant change in our valuation allowance, we now anticipate our quarterly tax rate for Q2 through Q4 will beapproximately 25%. A table reconciling the GAAP information to the non-GAAP information is included in today's financial release.

Turning now to our balance sheet. Our cash and cash equivalents as of April 1, 2022, totaled $193.1 million as compared to $199.7 million at theend of the fourth quarter 2021. The decrease in overall cash is due to the timing of annual compensation payouts that occurred in the first quarter.We still anticipate generating positive cash from operations for the balance of fiscal 2022 and ending fiscal 2022 with a higher cash balance thanfiscal 2021.

Finally, STAAR will be participating in the William Blair Annual Growth Conference in Chicago on June 7, the Jefferies Healthcare Conference in New York on June 9 and the Sidoti & Company Virtual Investor Conference on June 15. We look forward to speaking with many of you at theseevents.

This concludes our prepared remarks. Operator, we are now ready to take questions.

Q U E S T I O N S A N D A N S W E R S

Operator

(Operator Instructions) The first question today comes from Bill Plovanic from Canaccord.

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Exhibit 99.1

MAY 04, 2022 / 8:30PM, STAA.OQ - Q1 2022 STAAR Surgical Co Earnings Call

William John Plovanic - Canaccord Genuity Corp., Research Division - Analyst

Great. First, just on the ICL launch in the U.S. I was wondering if you could help us understand the contribution in the first quarter, I know it wasright at the end, and how we should think about that; and then in terms of the guidance, the ramp into the year. And maybe, Caren, I appreciatethe fact on the 100 docs trained. Kind of how should we measure that as we go through the balance of the year? Is it 200, 300, 400 by the end ofthe year? Or is it just 100 or 200 high volume? Kind of help us understand some of the metrics in terms of accounts, reps and maybe even ASPs tothe doc or patient.

Caren L. Mason - STAAR Surgical Company - CEO, President & Director

So first of all, the contribution in the first quarter from EVO was negative. There was nothing in that quarter. It was busy in ICL, but there was a niceramp-up in Visian ICL in that a number of surgeons were getting ready, hopefully, for an EVO approval, which we were happy to receive by the endof the quarter. In terms of ramping up into the year, our goal is two-way growth. In terms of the training of our surgeons, we expect to have 200trained by June and 600 trained minimally by the end of the year. In terms of ASPs, we're not going to be providing the ASPs we see in the U.S. atthis point. But the pricing plan in the U.S., it is the same as it is globally. When you have a strategic alliance agreement, you commit to a certainnumber of lenses. You have price and marketing assistance, practice development and other aspects of the agreement that all play into the overallcost per lens per patient. So that's pretty much how we see the year, which is going to be pretty darn successful.

William John Plovanic - Canaccord Genuity Corp., Research Division - Analyst

Yes, great. Appreciate that. And then just my second question is for Patrick. On the manufacturing backlog that's baked into the guidance, I thinkthat was pretty clear that the $295 million kind of includes that work-off of inventory. Kind of where did you end the quarter? And so kind of howmuch do you expect to -- and do you expect to have it all cleaned up by the end of the second quarter?

Patrick F. Williams - STAAR Surgical Company - CFO

Sure, Bill. Thanks for the question. And so yes, we did not call out backlog. And as we've said now, we hope to not to be able to call out backlogagain, and we kept to that promise. We are continuing to work through it. Demand is very strong, as Caren has outlined. And so we do plan to workthrough that. By the end of the second quarter is the goal right now. But things are very much on track from a capacity standpoint, and we're verypleased of where we're headed in Q2 and beyond.

Operator

The next question today comes from Zach Weiner of Jefferies.

Zachary Ross Weiner - Jefferies LLC, Research Division - Equity Associate

Congrats on the great quarter. I was curious -- through the rest of this year.

Caren L. Mason - STAAR Surgical Company - CEO, President & Director

Okay. So we talked about a specific distributor sales. Those were strong the entire quarter. Those are outside China. China is considered a hybridmarket. In terms of China, we were very strong until the last week of the quarter in terms of our run rate to the surgeons from our warehouses inChina. Our expectation now, as I mentioned in my prepared remarks, is that there will continue to be opportunities to prepare for a very strong Q2and Q3 in China associated with ramping up to be prepared for what we believe will be very strong demand from patients or surgeons to doprocedures in multiple cities throughout China. So our confidence level is really built on the fact that we have such strong representation in China

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Exhibit 99.1

MAY 04, 2022 / 8:30PM, STAA.OQ - Q1 2022 STAAR Surgical Co Earnings Call

both from our sales organization as well as from our prime distributor in China who has been doing a masterful job managing distribution entrypoints that match the opportunities by cities where surgeons are very, very active.

We are also preparing, as I said earlier, for real busy season that really starts June and goes through July, August. This year, we believe it will go allthe way into September to be sure we're very well prepared. So we have, for a long time, been selling out of our distribution warehouses to oursurgeons to match the inventory available. So our opportunity now to rebuild is very, very welcome based on what we think will be very strongdemand come especially in the June time frame.

Operator

The next question today comes from Ryan Zimmerman from BTIG.

Ryan Benjamin Zimmerman - BTIG, LLC, Research Division - MD & Medical Technology Analyst

Congrats on the quarter and the progress. It's really fantastic to see, Caren and Patrick.

Caren L. Mason - STAAR Surgical Company - CEO, President & Director

Thank you, Ryan.

Ryan Benjamin Zimmerman - BTIG, LLC, Research Division - MD & Medical Technology Analyst

I wanted to ask a couple of things around the buildup of inventory and some of the dynamics in China. I know there's a lot of focus on this rightnow. I mean, Caren, if there's anything you can comment in terms of how much inventory kind of needs to be built up in the Chinese market aheadof the busy season because they were somewhat depleted. And if I think back to 2020, there was a fear that we couldn't get product into China,and so some of it was consigned. Do you anticipate needing to consign anything in the second quarter -- any fear that you have to consign inventoryin the second quarter just given some of the lockdown dynamics that are taking place there?

Caren L. Mason - STAAR Surgical Company - CEO, President & Director

No. If anything, we see Shanghai opening up, and that is the primary location where we normally fly in our inventory. There are multiple opportunitieswithin Shanghai, Changzhou and a number of other major cities where we are able to ship and have distribution within China effectively. So ourdistributor has multiple sites for reception. In fact, this morning, it was really fun to hear that one of his newest sites is right next to one of ourbiggest hospitals.

So you have to be very fluid and have really, really strong presence in China on the ground to know what you're doing. If you're just basicallymanaging China without being very, very effective in terms of understanding the protocol, what's going on in terms of getting good input about,even at the airports, what they're going to expect, when they're going to be able to receive and on and on, I mean that's what, for us, is critical.And we manage it exceptionally well from our facility in Switzerland.

So at the end of the day here, the dynamics in China for us are very strong. We really believe that though you'll see multiple markets open up, whichthey're already beginning to do, we know that the Chinese team and our surgeons in China, our partners, are always working. Incredibly hard tomake up what time they've lost. And so whether it's 12-hour days or 7 days, that's what they'll do. So we're going to make sure we've got inventoryavailable and that it's in the right place at the right time.

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Exhibit 99.1

MAY 04, 2022 / 8:30PM, STAA.OQ - Q1 2022 STAAR Surgical Co Earnings Call

Ryan Benjamin Zimmerman - BTIG, LLC, Research Division - MD & Medical Technology Analyst

Got that. I appreciate that color, Caren. And then just thinking about the U.S. market, big picture, longer term, we have all these discussions aboutinflationary pressures and consumer demand and so forth, is there a different commercial strategy in your mind in terms of how you approach theU.S. market relative to maybe some of your other markets like China or Japan, Korea, for example, in terms of how you think about price or howyou think about promotions, things like that, as we start to look at EVO launching in the U.S.?

Caren L. Mason - STAAR Surgical Company - CEO, President & Director

Sure. Thank you, Ryan. We believe the U.S. market probably has some of the most, I would say, sophisticated high-end consumers in the world. Weknow that there are many in China. At the end of the day, refractive surgery is not inexpensive. However, there is no doubt that the mathematicsassociated with the decision to purchase are very much in favor of refractive surgery in terms of a single, initial, onetime payment and then nothaving repetitive contact lenses, contact lens solutions, repetitive doctor visits as well as glasses necessary any longer.

So when you take basically our customer base in the United States, they tend to be well educated, they tend to have high disposable income, theyare individuals who really value an active outdoor life, more women than men actually, at least at our last look between 21 and 35 years old, theirchoices in their lives on health and happiness, frankly, tend to be some of the greatest in the world. So our expectation in the U.S. is that we willbe very successful by following a lot of the protocol and a lot of the plans that we've done around the world. And you heard in my prepared remarksthe amount of social media outreach there will be, and we'll include some very exciting influencers. So our belief in the U.S. is that inflation, unlessit becomes extreme at all levels, should not impact us much at all.

Ryan Benjamin Zimmerman - BTIG, LLC, Research Division - MD & Medical Technology Analyst

I'll get on TikTok and start following some of those influencers. I appreciate it.

Caren L. Mason - STAAR Surgical Company - CEO, President & Director

You do that.

Operator

The next question today comes from Chris Cooley from Stephens.

Christopher Cook Cooley - Stephens Inc., Research Division - MD

Congratulations on a great start to the year. If I may, just thinking back to just 2 weekends ago at ASCRS, there was clearly a very powerful buzzabout EVO here in the United States. I'm not going to join TikTok with Ryan, I'll let him do that but, just looking at social media, its prolific presencethere as well. Could you just speak to, as just you're kind of building the pipeline, a little bit more color about the surgeon base that you're bringingonboard, 200 to be trained here by June. These are kind of unique practices, at least perceived that at least early on, and so I just want to get a littlebit more color on kind of how you pick these practices and maybe why they're more resilient for you in terms of building a practice going forward,especially in this inflationary type environment. And I've got a quick follow-up.

Caren L. Mason - STAAR Surgical Company - CEO, President & Director

Sure, Chris. So when we determined the order and timing of training surgeons, it was really all about those surgeons who either had alreadysuccessfully been Visian ICL surgeons and very comfortable in the eye, KOLs who were very excited about Visian ICL but really wanted to get ridof the peripheral iridotomy as was evidenced at our special Friday Night educational event and then also those surgeons who are interested in

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Exhibit 99.1

MAY 04, 2022 / 8:30PM, STAA.OQ - Q1 2022 STAAR Surgical Co Earnings Call

transforming their menu of services and offerings to patients to more lens-based care. And so when we put that all together, it was easy for us todetermine where we needed to go first. And then we also wanted to make sure we had great representation in every major refractive market inthe United States and that we could begin to do a multimedia campaign in each of those markets effectively between now, especially in the endof the year when they're starting up.

So that story about 50% demand out of full demand for refractive procedures being EVO in a major market, that's exactly what we wanted to hear.And so at ASCRS -- and thank you for bringing it up, it was an amazing show for us, and we love actually having a starring role, to be blunt andhonest. And I think what we believe is that this training progression goes quite smoothly for those who already have successfully implanted Visianin the eye. We can do some virtual certifications. And then the ones that need to be in person, we have a phenomenal team of trainers who will beworking with them so that we can achieve the numbers that I referenced earlier in terms of fully trained surgeons ready to go.

Christopher Cook Cooley - Stephens Inc., Research Division - MD

I really appreciate all that additional color. And then maybe just lastly for me, when we think about utilization, obviously, the label myopia withand without stigmatism down to minus 3, far more favorable than the old Visian ICL indication for use. Just curious how you see that broadening,obviously, the opportunity. Do you think that this is still going to be initially used by the higher myopes and then work its way down? Or is thisgoing to be more front line, day 1, for the lower myope? And then alongside of that, could you also update us on your strategy for the hyperopicindication as well?

Caren L. Mason - STAAR Surgical Company - CEO, President & Director

So in terms of the myope and what the surgeon will offer in terms of minus 3 and above and kind of where they're going to be parked, I think it'sgoing to be a surgeon-by-surgeon determination of where they'll start. But I'm very encouraged in that the number of surgeons we talked to, manyof them said they were going to offer it to all patients, which is what we found, especially in other major markets around the world is surgeonsmight start off around maybe minus 7 to minus 10, but then as they get this phenomenal feedback of patient satisfaction and an incrediblecomplement in terms of the ability to have a patient satisfied almost from the first minute after the procedure, they start to offer it to everyone forall those benefits we talked about earlier and we'll continue to talk about.

I think with hyperopic, we'll table that for another day in terms of how we'll manage that market. But at this point in time, I think we've got a greatopportunity, really minus 3, minus 7 in the United States, in a bigger way than we could have imagined.

Operator

The next question today comes from Andrew Brackmann from William Blair.

Andrew Frederick Brackmann - William Blair & Company L.L.C., Research Division - Associate

Thanks for sneaking me in here. Maybe I can just sort of ask on capacity. So I think last quarter, Caren, you had said sort of a tripling of lens capacityhere over the next 18 months or so. Any update that you can provide on that effort? And then I guess, bigger picture, can you just sort of talk aboutsome of the assumptions that you have sort of driving, that that's the right level of capacity that you need here? Just trying to better understandthe planning process.

Caren L. Mason - STAAR Surgical Company - CEO, President & Director

Sure. So what we decided to do is to triple capacity. And ideally, as we've talked about, we're looking at 20%-plus market share in the major marketsaround the world. We want to get higher than that if even possible. So what our plan does is it allows us to sell millions of lenses a year instead ofhundreds of thousands of lenses a year. So we're nearing to over 2 million lenses sold ICLs. We've got 1.5 million lenses sold EVOs. And with this

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Exhibit 99.1

MAY 04, 2022 / 8:30PM, STAA.OQ - Q1 2022 STAAR Surgical Co Earnings Call

growth rate, bottom line is we could see ourselves selling millions of lenses in the not-too-distant future on an annual basis. So that's what we'rebuilding our capacity to handle.

Andrew Frederick Brackmann - William Blair & Company L.L.C., Research Division - Associate

Makes a lot of sense. And then maybe just one more, and I'm sorry if I missed this, Patrick, but as it relates to sort of spending for the year, can youjust sort of quantify how much of that sales and marketing spend is going to be specifically spent on sort of the marketing for the U.S. launch? Andthen just as we sort of think about the ROI there, any sort of KPIs that we should be looking at in terms of sort of your ability to sort of create thatbrand awareness?

Patrick F. Williams - STAAR Surgical Company - CFO

Sure. Yes. So we haven't broken out what percentage is going to the U.S. What I can tell you, though, that this is clearly an investment year ofbuilding brand awareness in conjunction with U.S. EVO approval. But as we've always said, and as Caren said earlier, the U.S. market is a very strongmarket, but it also can be a global influencer. So we look at this as really building global brand awareness. But we haven't broken it out. But as Isaid, the increase is primarily involved with general brand awareness for EVO in the U.S. You had one more question there, I think, you had at theend there, Andrew.

Andrew Frederick Brackmann - William Blair & Company L.L.C., Research Division - Associate

Yes. It was just sort of around the KPI that we should be looking at in terms of sort of your efforts to build brand awareness.

Patrick F. Williams - STAAR Surgical Company - CFO

Yes. So things have changed quite a bit. I think we're still deciding what's appropriate for us to talk about. We track a lot of things internally. Butcertainly, with the influencers and the ability to track those much more accurately than what you could have done 5, 10 years ago with some ofthe traditional marketing programs out there, we feel very good about being able to track dollars invested to what it ends up being, which is whatwe ultimately want, which is a conversion of someone getting implanted. But we'll hold off on that. And as we get more information, we'll look atwhat we want to share.

Operator

The next question today comes from David Saxon from Needham.

David Joshua Saxon - Needham & Company, LLC, Research Division - Senior Analyst

Yes. Caren and Patrick, maybe starting off with EVO in the U.S. I know it's early days, but any stories or color you can share about what you're seeingin terms of EVO driving volume growth in prior Visian practices, at least in that initial group of 100 docs, and expectations on how much of thelonger-term EVO growth is going to be driven by increasing penetration in current ICL practices versus broader adoption.

Caren L. Mason - STAAR Surgical Company - CEO, President & Director

Well, there are a number of prognosticators within refractive surgery about how big a piece of the action STAAR will begin to conquer. I can tellyou right now that based on the enthusiasm and the fact that every new surgeon is posting, on Instagram and YouTube and other places, themselvesand their surgeon satisfied and excited, I think that some of those higher numbers of percentage of opportunity for STAAR are probably in play.

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Exhibit 99.1

MAY 04, 2022 / 8:30PM, STAA.OQ - Q1 2022 STAAR Surgical Co Earnings Call

We have a number of practices that are signing agreements. We have a number of practices that are asking for support with practice development,with marketing. And when we put all that together, some surgeons of renown think we'll be at 30% sooner than we ever expected.

So I think it really is going to depend on our ability to meet a very strong demand and make sure that we manage this rollout, which I believe theteam is doing a phenomenal job. I thank them very, very much. We have really great sales and marketing organization, distribution, operations inthe U.S. and I'm very pleased with their progress. So long answer, but we could talk about this all day, we're that excited. We just really think we'regoing to do phenomenally well here in the U.S. better than expected.

David Joshua Saxon - Needham & Company, LLC, Research Division - Senior Analyst

Great. Yes, that's super helpful. And just to clarify before I ask my second question, some surgeons think you will be at 30% sooner than expected.Is that within their practices? Or is that U.S. refractive market? And then I'll just ask my second question, maybe for Pat. I know you're finishing upsome manufacturing work, but any sort of framework for how we should think about free cash flow for the year?

Caren L. Mason - STAAR Surgical Company - CEO, President & Director

So with regard to surgeon uptake and who's making these estimates of where we'll be, I mean it's all up to the Board. But there have been somemajor society meetings where some surgeons who stood up and said, "I really see STAAR in a lens-based future taking over 50% share." Then thereare others that think there will be a split between SMILE laser vision correction, other LASIK vision correction and STAAR. But any way you look atit, for us, this is a tremendous opportunity to make sure that a lens-based future happens with the best possible lens on the planet, which is us.Patrick?

Patrick F. Williams - STAAR Surgical Company - CFO

Yes. Thanks, David, it's Patrick. So on the free cash flow, in the quarter, we did have negative operating cash. And I talked about that. That's reallyhad to do with annual compensation, timing and then also some timing of just some AR related to us, primarily some of the big customers towardsthe end of the quarter. So we're in very good shape. We'll have positive op cash flow. We still plan to spend upwards of $20 million on CapEx. Wedid almost $2.5 million in Q1. And so that's all part of the capacity that we've talked about. I would expect free cash flow will be pretty close topositive. It really depends on how the balance of the year goes, and then we'll come back if anything changes. But we're in a good spot from a cashstandpoint.

Operator

This concludes the question segment of the call. I would now like to turn the call back to Caren Mason for closing remarks.

Caren L. Mason - STAAR Surgical Company - CEO, President & Director

Thank you so much for your participation on our call today. We look forward to speaking with many of you in the days and weeks ahead. Weappreciate your interest and investment in STAAR Surgical. Please take good care, and all the best to all of you.

Operator

Thank you. That concludes today's conference call. You may now disconnect your lines.

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Exhibit 99.1

MAY 04, 2022 / 8:30PM, STAA.OQ - Q1 2022 STAAR Surgical Co Earnings Call

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